Exhibit 10.3

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO THE LEASE AGREEMENT is made this 15th day of August 2008, by and between Google Inc. successor-in-interest to property formerly owned by Shoreline Park, LLC (“Landlord”) and Omnicell Inc. (“Tenant”)

RECITALS

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated June 12, 2003 (as well as an Addendum No. 1 of the same date) and subsequent First Lease Amendment dated December 1, 2003 (hereinafter collectively referred to as the “Agreement”) for the property located at 1201 Charleston Road, Mountain View, CA 94043;

WHEREAS, Landlord and Tenant have faithfully performed their respective obligations in accordance with the Original Lease Agreement and Amendments;

WHEREAS, The Landlord and Tenant now wish to amend the Agreement to extend the term of the Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreement of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             The following Sections in the Summary of Basic Lease Terms are hereby revised through the insertion of the following:

I.      Scheduled Commencement Date: “Following the conclusion of the original Lease Term on May 31, 2009, the Commencement Date for the extension of this Lease is June 1, 2009”

J.     Lease Term: “The Lease Term for the extension of this Lease is Thirty-Six (36) calendar months”

K.    Base Monthly Rent: “The Base Monthly Rent for the extension of this Lease is as follows:

Months	Gross Rent P.S.F.	Gross Rent per Month
1 - 12	$2.20	$191,389.00
13- 24 *	$2.27	$197,130.67
25 - 36*	$2.34	$203,044.59

* Commencing in Month 13 and again in Month 25, a three percent (3%) annual increase to the Base Monthly Rent is reflected in the above Gross P.S.F. figures for such months.”

L.    Prepaid Rent: “First Month’s Base Rent for the extension of the Lease shall be due and payable upon the Commencement Date for such extension (i.e., June 1, 2009).”

2. The text in the following Sections in the Summary of Basic Lease Terms is hereby deleted and replaced with the following:

Q. Landlord’s Address:

“Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attn: VP of Real Estate”

And

“Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attn: Lease Administration”

With a cc to:

“Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attn: Legal Department / Real Estate Matters”

R.    Tenant’s Address:

“Omnicell, Inc.

1201 Charleston Road

Mountain View, CA 94043

Attn: General Counsel”

With a cc to:

“Omnicell, Inc.

1201 Charleston Road

Mountain View, CA 94043

Attn: Facilities Manager”

S.    Retained Real Estate Brokers: “Colliers International is the exclusive agent for the Tenant and CB Richard Ellis is the exclusive agent for the Landlord.”

3. The first sentence in Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Tenant shall pay to Landlord the amount set forth in Section L of the Summary Of Basic Lease Terms as prepayment of rent, for credit against the Base Monthly Rent due for the first month of the lease term.”

4. Insert a new Section 5.2 D entitled “Conversion of Currently Unimproved Warehouse/Manufacturing Space” which shall read as follows:

“D. Conversion of Currently Unimproved Warehouse/Manufacturing Space. Tenant has the option to convert approximately twenty one thousand (21,000) square feet of unimproved warehouse/manufacturing space within the Premises to office space (hereinafter included in the definition of “Tenant Alterations”). As with all Tenant Alterations, Tenant shall adhere to the requirements as set forth in this Section 5.2 of the Lease. It is expressly understood that this alteration work shall not be subject to a restoration obligation however, Tenant shall remove all of its furniture, fixtures and equipment from this area at the expiration or termination of the Lease.”

5.     Addendum No. 1 to the Agreement is hereby deleted in its entirety

6. In the event of inconsistencies between the Agreement and this Second Amendment, the terms and conditions of this Second Amendment shall be controlling. Unless specifically modified or changed by the terms of this Second Amendment, all terms and conditions of the Agreement shall remain in effect and shall apply fully as described and set forth therein, respectively.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment by causing their duly authorized representatives to sign below as of this day 8/15, 2008

LANDLORD:		TENANT:
Google Inc		Omnicell, Inc
A Delaware Corporation		A Delaware Corporation

By:	/s/ David Radcliffe	By:	/s/ Rob Seim

	David Radcliffe	Rob Seim

	Title: VP Real Estate Google	Title: CFO Omnicell, Inc

		By:	/s/ R. A. Lipps

Randall Lipps

Title: CEO Omnicell, Inc